Exhibit 10.1

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of June 27, 2007, is made by and among NCI, INC., a Delaware corporation (the “Company”), NCI INFORMATION SYSTEMS, INCORPORATED, a Virginia corporation (“NCI Virginia”), SCIENTIFIC AND ENGINEERING SOLUTIONS, INC., a Maryland corporation (“SES”), OPERATIONAL TECHNOLOGIES SERVICES, INC., a Delaware corporation (“OTS”), and KARTA TECHNOLOGIES, INC., a Texas corporation (“Karta,” and together with the Company, NCI Virginia, SES and OTS, collectively, the “Borrowers,” and individually, a “Borrower”), SUNTRUST BANK, CITIZENS BANK OF PENNSYLVANIA and BRANCH BANKING AND TRUST COMPANY, successor in interest by merger to Branch Banking and Trust Company of Virginia (the “Lenders”), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Company, NCI Virginia, SES, the Lenders and the Administrative Agent are parties to the Loan and Security Agreement, dated as of March 14, 2006, as amended by that certain First Amendment to Loan and Security Agreement, dated August 1, 2006, as amended by the Consent and Waiver, dated as of January 31, 2007 (as amended, supplemented, amended and restated or otherwise modified through the date hereof, the “Loan Agreement”). Capitalized terms defined in the Loan Agreement and undefined herein shall have the same defined meanings when such terms are used in this Amendment;

WHEREAS, OTS became a party to the Loan Agreement, and agreed to assume the Obligations of a Borrower thereunder and under the other Loan Documents, by its execution and delivery to the Administrative Agent of an Assumption Agreement, dated as of January 31, 2007;

WHEREAS, pursuant to the terms and conditions of the Stock Purchase Agreement, of even date herewith (the “Karta Stock Purchase Agreement”), by and between NCI Virginia and Karta and the shareholders of Karta, NCI Virginia acquired all of the outstanding Capital Stock of Karta (the “Karta Transaction”). Karta became a party to the Loan Agreement, and agreed to assume the Obligations thereunder, by its execution and delivery to the Administrative Agent of an Assumption Agreement, of even date herewith (the “Assumption Agreement”);

WHEREAS, in connection with the Karta Transaction, the Company will issue certain Promissory Notes, in an aggregate principal amount of $45,645,862.15, each of which shall be issued upon the closing of the Karta Transaction and shall be repaid in full on the next succeeding Business Day (each, a “Karta Purchase Note,” and collectively, the “Karta Purchase Notes”);

WHEREAS, the Borrowers have requested that the Lenders consent to the consummation of the Karta Transaction and to the issuance of the Karta Purchase Notes and to amend certain other provisions of the Loan Agreement as set forth below; and

WHEREAS, the Lenders have agreed to do so, subject to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

AGREEMENT

1. Incorporation of Recitals. The Recitals hereto are incorporated herein by reference to the same extent and with the same force and effect as if fully set forth herein.

2. Consents and Waivers.

(a) Consent and Waivers for Karta Transaction. The Administrative Agent and the Lenders hereby consent to the consummation of the Karta Transaction and each of the Lenders and the Administrative Agent waives its right to declare a Default or an Event of Default under Section 6.3 of the Loan Agreement with respect to the Karta Transaction, to the extent the same is consummated in accordance with the Karta Stock Purchase Agreement.

(b) Consent and Waiver for Issuance of Karta Purchase Notes. The Administrative Agent and the Lenders hereby consent to the issuance of the Karta Purchase Notes and each of the Lenders and the Administrative waives its right to declare a Default or an Event of Default under Section 6.2 of the Loan Agreement with respect to the issuance of the Karta Purchase Notes.

3. Acknowledgments. The parties hereto acknowledge and agree that, as of the Second Amendment Effective Date and until the next adjustment required by the Loan Agreement, the Applicable Margin for Revolving LIBOR Loans and Index Rate Loans and for Swingline Index Rate Loans shall be 1.50%, and for Revolving and Swingline Base Rate Loans shall be 0.50%. The parties hereto acknowledge and agree that, as of the Second Amendment Effective Date and until the next adjustment required by the Loan Agreement, the Unused Fee percentage shall be 0.20%.

4. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) The definition of “Permitted Acquisition EBITDA” is amended to read as follows:

“Permitted Acquisition EBITDA” shall mean, for any period prior to a Permitted Acquisition, EBITDA of the Target or Targets acquired in such acquisition for such period, as approved by the Administrative Agent in its reasonable discretion; provided, however, that with respect to Karta, the EBITDA of Karta prior to the consummation of the Karta Transaction shall be deemed to be the amount set forth in the table below, for the fiscal quarters indicated in such table:

Applicable Fiscal Quarter	Permitted Acquisition EBITDA
Fiscal quarter ended June 30, 2006	$1,558,921
Fiscal quarter ended September 30, 2006	$655,091
Fiscal quarter ended December 31, 2006	$996,781
Fiscal quarter ended March 31, 2007	$1,278,840
Fiscal quarter ended June 30, 2007	To Be Determined by the Administrative Agent and the Company

(b) Effective on the satisfaction of the terms and conditions of this Amendment, each Revolving Credit Lender has agreed to increase its Revolving Commitment to the applicable amount set forth on Schedule A attached hereto and made a part hereof, pursuant to the terms of Section 2.7(a) of the Loan Agreement. Accordingly, the Aggregate Revolving Commitment Amount is hereby increased to $90,000,000, and the Revolving Commitment of each Revolving Credit Lender shall be the amount set forth with respect to such Revolving Credit Lender on Schedule A attached to this Amendment.

(c) Except as specifically modified by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed by the parties hereto and remain in full force and effect.

(d) Each of the Borrowers, the Administrative Agent and each Lender agrees that, after the Second Amendment Effective Date (as hereinafter defined), each reference in the Loan Documents to the Loan Agreement shall be deemed to be a reference to the Loan Agreement as amended hereby.

5. No Implied Waivers. The Borrowers acknowledge and agree that the limited, express consents and waivers contained in Section 2 of this Amendment shall not constitute a waiver, express or implied, of any other Default, Event of Default, covenant, term or provision of the Loan Agreement or any other Loan Document, nor shall it create any obligation, express or implied, on the part of the Administrative Agent or any Lender to waive, or to consent to any amendment of, any existing or future Default, Event of Default or violation of any covenant, term or provision of any Loan Document. The Administrative Agent and the Lenders shall be entitled to require strict compliance by the Borrowers with the Loan Documents, notwithstanding the limited, express consent and waiver contained herein, and nothing herein shall be deemed to establish a course of action or a course of dealing with respect to requests by the Borrowers for waivers or amendments of any Default, Event of Default, covenant, term or provision of any Loan Document.

6. Effectiveness of Amendment. This Amendment and the amendments contained herein shall become effective on the date (the “Second Amendment Effective Date”) when each of the conditions set forth below shall have been fulfilled to the satisfaction of the Administrative Agent:

(a) The Administrative Agent shall have received an executed copy of the Karta Stock Purchase Agreement, and all other documents, agreements and instruments related thereto, as well as copies of the cancelled stock certificates of the holders of the outstanding stock of Karta immediately prior to the consummation of the Karta Transaction, and the new stock certificate issued by Karta to NCI Virginia.

(b) The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of each Borrower, the Administrative Agent and the Revolving Credit Lenders, and the Assumption Agreement, duly executed and delivered on behalf of Karta.

(c) The Borrowers shall have executed and delivered to the Administrative Agent new Revolving Notes in the respective amounts of each Revolving Commitment.

(d) No event shall have occurred and be continuing that constitutes an Event of Default, or that would constitute an Event of Default but for the requirement that notice be given or that a period of time elapse, or both, and no Default or Event of Default shall have occurred and be continuing nor shall result from any Additional Revolving Commitment Amount.

(e) All representations and warranties of the Borrowers contained in the Loan Agreement shall be true and correct in all material respects at the Second Amendment Effective Date as if made on and as of such Second Amendment Effective Date.

(f) The Borrowers shall have delivered to the Administrative Agent (1) certified copies of evidence of all corporate and company actions taken by the Borrowers to authorize the execution and delivery of this Amendment, and, in the case of Karta, the Assumption Agreement, (2) certified copies of any amendments to the articles or certificate of incorporation, bylaws, partnership certificate and operating agreement of the Borrowers since the date of the Loan Agreement, and, in the case of Karta, copies of the articles or certificate of incorporation and bylaws (or comparable organizational documents) of Karta, (3) a certificate of incumbency for the officers or other authorized agents or partners of the Borrowers executing this Amendment, and (4) such additional supporting documents as the Administrative Agent or counsel for the Administrative Agent reasonably may request.

(g) All of the conditions in Section 8.2 of the Loan Agreement with respect to the Borrowers, and in Section 8.3 of the Loan Agreement with respect to Karta, shall have been satisfied.

(h) The Administrative Agent shall have received (1) an accounts receivable aging and a contract status and backlog report for the most recent fiscal quarter, in form and substance satisfactory to the Administrative Agent, (2) the financial statements of the Company for the period ended on March 31, 2007, and (3) a Covenant Compliance Certificate for the period ending March 31, 2007, but dated as of the Second Amendment Effective Date and giving effect to any Revolving Loans disbursed on such date, and certifying that no Default or Event of Default exists as of the Second Amendment Effective Date, nor would any Default or Event of Default occur after giving effect to the Karta Transaction.

(i) All documents delivered pursuant to this Amendment must be of form and substance satisfactory to the Administrative Agent and its counsel, and all legal matters incident to this Amendment must be satisfactory to the Administrative Agent’s counsel.

7. Amendment Only; No Novation; Modification of Loan Documents. Each of the Borrowers acknowledges and agrees that this Amendment only amends the terms of the Loan Agreement and the other Loan Documents and does not constitute a novation, and each of the Borrowers ratifies and confirms the terms and provisions of, and its obligations under, the Loan Agreement and the other Loan Documents in all respects. Each of the Borrowers acknowledges and agrees that each reference in the Loan Documents to any particular Loan Document shall be deemed to be a reference to such Loan Document as amended by this Amendment. To the extent of a conflict between the terms of any Loan Document and the terms of this Amendment, the terms of this Amendment shall control.

8. Successors and Assigns. This Amendment shall be binding upon the Borrowers, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to their successors and assigns.

9. No Further Amendments. Nothing in this Amendment or any prior amendment to the Loan Documents shall require the Administrative Agent or any Lender to grant any further amendments to the terms of the Loan Documents. Each of the Borrowers acknowledges and agrees that there are no defenses, counterclaims or setoffs against any of their respective obligations under the Loan Documents.

10. Representations and Warranties. Each Borrower represents and warrants that this Amendment has been duly authorized, executed and delivered by it in accordance with resolutions adopted by its board of directors. All other representations and warranties made by the Borrowers in the Loan Documents are incorporated by reference in this Amendment and are deemed to have been repeated as of the date of this Amendment with the same force and effect as if set forth in this Amendment, except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Administrative Agent in accordance with the provisions of the Loan Documents. The Borrowers represent and warrant to the Administrative Agent, the Lenders and the Issuing Banks that, after giving effect to the terms of this Amendment, no Default has occurred and been continuing nor shall result from any Additional Revolving Commitment Amount.

11. Fees and Expenses. The Borrowers jointly and severally agree to pay all reasonable, out-of-pocket costs and expenses of the Administrative Agent and SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., in connection with the preparation and administration of this Amendment.

12. Severability. Any provision of this Amendment held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Governing Law. This Amendment shall be construed in accordance with and be governed by the laws (without giving effect to the conflict of law principles thereof) of the Commonwealth of Virginia.

14. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. It shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on more than one counterpart.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective duly authorized representatives all as of the day and year first above written.

BORROWERS:

NCI, INC., a Delaware corporation

By:	/s/ Charles K. Narang
Name:	Charles K Narang
Title:	Chief Executive Officer

NCI INFORMATION SYSTEMS, INCORPORATED, a Virginia corporation

By:	/s/ Terry W. Glasgow
Name:	Terry W. Glasgow
Title:	President

SCIENTIFIC AND ENGINEERING SOLUTIONS, INC., a Maryland corporation

By:	/s/ Terry W. Glasgow
Name:	Terry W. Glasgow
Title:	President

OPERATIONAL TECHNOLOGIES SERVICES, INC., a Delaware corporation

By:	/s/ Terry W. Glasgow
Name:	Terry W. Glasgow
Title:	President

KARTA TECHNOLOGIES, INC., a Texas corporation

By:	/s/ Terry W. Glasgow
Name:	Terry W. Glasgow
Title:	President

[SIGNATURES CONTINUE ON FOLLOWING PAGES]

ADMINISTRATIVE AGENT:

SUNTRUST BANK, a Georgia banking corporation, as Administrative Agent

By:	/s/ Linda Bergmann
Linda Bergmann
Vice President

LENDERS:

SUNTRUST BANK, a Georgia banking corporation

By:	/s/ Linda Bergmann
Linda Bergmann
Vice President

CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state chartered bank

By:	/s/ Leslie Grizzard
Leslie Grizzard
Senior Vice President

BRANCH BANKING AND TRUST COMPANY, successor in interest by merger to Branch Banking and Trust Company of Virginia

By:	/s/ James E. Davis
James E. Davis
Senior Vice President

SCHEDULE A

REVOLVING COMMITMENTS

Lender	Revolving Commitment (as increased)
SunTrust Bank	$36,000,000

Citizens Bank of Pennsylvania	$24,750,000

Branch Banking and Trust Company, successor in interest by merger to Branch Banking and Trust Company of Virginia	$29,250,000